UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14(a)-6(e) (2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Section 240.14a-12

The Eastern Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-
11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No. :
(3)	Filing Party:
(4)	Date Filed:

THE EASTERN COMPANY

112 Bridge Street

P.O. Box 460

Naugatuck, CT 06770-0460

______________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 28, 2010

______________

The Annual Meeting of shareholders of The Eastern Company (“Eastern” or the “Company”) will be held on April 28, 2010 at 11:00 a.m., local time, at the office of the Company, 112 Bridge Street, Naugatuck, Connecticut 06770-0460, for the following purposes:

1.	To elect one director.
2.	To adopt The Eastern Company 2010 Executive Stock Incentive Plan.
3.

To ratify the Audit Committee’s recommendation and the Board of Directors’ appointment of Fiondella, Milone & LaSaracina LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year 2010.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed February 26, 2010 as the record date for the determination of common shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we urge you to sign, date and return the enclosed proxy card promptly in the postpaid return envelope that is provided or call the toll free number provided on the enclosed proxy card. If you attend the meeting and desire to vote in person, your proxy will not be used.

All shareholders are cordially invited to attend the meeting, and management looks forward to seeing you there.

By order of the Board of Directors,

Theresa P. Dews

Secretary

March 17, 2010

PROXY STATEMENT

of

THE EASTERN COMPANY

for the Annual Meeting of Shareholders

To Be Held on April 28, 2010

The Board of Directors of The Eastern Company (“Eastern” or the “Company”) is furnishing this proxy statement in connection with its solicitation of proxies for use at the 2010 Annual Meeting of Shareholders and at any adjournment thereof. This proxy statement is first being furnished to shareholders on or about March 17, 2010.

GENERAL INFORMATION REGARDING VOTING AT THE ANNUAL MEETING

The Board of Directors of Eastern has fixed the close of business on February 26, 2010 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. On the record date, there were 6,065,169 outstanding shares of Eastern common stock, no par value (“Common Shares”), with each Common Share entitled to one vote.

The presence, in person or by proxy, of holders of a majority of the voting power of the Common Shares entitled to vote at the Annual Meeting is necessary to constitute a quorum.

Shares represented by Eastern’s proxy card will be voted at the Annual Meeting, either in accordance with the directions indicated on the proxy card, or, if no directions are indicated, in accordance with the recommendations of the Board of Directors contained in this Proxy Statement and on the form of proxy. If a proxy is signed and returned without specifying choices, the Common Shares represented thereby will be voted (1) FOR the proposal to elect Mr. Henry to the Board of Directors, (2) FOR the proposal to adopt The Eastern Company 2010 Executive Stock Incentive Plan and (3) FOR the appointment of Fiondella, Milone & LaSaracina LLP as the independent registered public accounting firm. The Company is not aware of any matters other than those set forth herein which will be presented for action at the Annual Meeting. If other matters should be presented, the persons named in the proxy intend to vote such proxies in accordance with their best judgment.

A shareholder may revoke the appointment of a proxy by making a later appointment or by giving notice of revocation to The Eastern Company, 112 Bridge Street, P.O. Box 460, Naugatuck, CT 06770-0460. Attendance at the Annual Meeting does not in itself revoke the appointment of a proxy; however, it may be revoked by giving notice in open meeting. A revocation made during the Annual Meeting after the polls have been closed will not affect the previously taken vote.

Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Company. This solicitation by mail to the Company’s shareholders (including this proxy statement and the enclosed proxy) began on approximately March 17, 2010. In addition to this solicitation by mail, officers and regular employees of the Company and its subsidiaries may make solicitation by mail, telephone or personal interviews, and arrangements may be made with companies, brokerage firms, and others to forward proxy material to their principals. The Company will defray the expenses of such additional solicitations (the cost of which is not known at this time).

The proxy statement is also available on the Company’s website at www.easterncompany.com.

Voting at the Annual Meeting

A plurality of the votes duly cast is required for the election of directors. Each of the other matters to be acted upon at the Annual Meeting will be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter.

Under Connecticut law, an abstaining vote or a broker “non-vote” is considered to be present for purposes of determining a quorum but is not deemed to be a vote cast. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. As a result, abstentions and broker “non-votes” are not included in the tabulation of the voting results on the election of directors or the other matters to be acted on at the Annual Meeting, each of which requires the approval of a plurality or majority of the votes cast, and therefore do not have the effect of votes of opposition in such tabulations.

The Board of Directors recommends voting:

FOR the election of Mr. Henry as a director.

FOR the adoption of The Eastern Company 2010 Executive Stock Incentive Plan.

FOR the appointment of Fiondella, Milone & LaSaracina LLP as the independent registered public accounting firm.

Item No. 1

ELECTION OF DIRECTOR

At the meeting, one director will be elected to serve for a three-year term which expires in 2013 or until his successor is elected and qualified. Mr. Charles W. Henry, a current director whose term expires in 2010, is the nominee for election at the meeting.

Unless otherwise specified in your proxy, the persons with power of substitution named in the proxy card will vote your shares FOR the Company’s nominee named below. If the nominee is unable or unwilling to accept nomination, the proxies will be voted for the election of such other person as may be recommended by the Board of Directors. The Board of Directors, however, has no reason to believe that the Company’s nominee will be unavailable for election at the Annual Meeting. Approval of this resolution requires the affirmative vote of a plurality of the votes duly cast by the shares represented at the meeting which are entitled to vote on the matter.

The Board of Directors recommends a vote FOR the election of Mr. Henry as director.

Each director has furnished the biographical information set forth below with respect to his present principal occupation, business and other affiliations, and beneficial ownership of equity securities of the Company. Unless otherwise indicated, each director has been employed in the principal occupation or employment listed for at least the past five years.

Company Nominee for Election at the 2010 Annual Meeting

For a three-year term expiring in 2013

Charles W. Henry, age 60, is an attorney and partner with the law firm Henry & Federer, LLP (formerly Kernan & Henry, LLP) located in Southbury, Connecticut for many years. Mr. Henry has been a Director of the Company since 1989 and serves on the Audit, Compensation and Executive Committees.

Mr. Henry’s independent legal expertise is valuable to the Company if and when matters of law arise in the normal course of the Company’s businesses. His firm does not provide any services to the Company.

Continuing Directors (Terms to Expire in 2012)

David C. Robinson, age 67, has been a business consultant since August of 2006. He previously was employed as a Managing Director with the Sinclair-Robinson Group in Wallingford, Connecticut for the period from August 2004 through November 2005. Prior to that, he was President of The Robinson Company, a general insurance agency located in Waterbury, Connecticut. Mr. Robinson has been a Director of the Company since 1990 and currently serves on the Audit, Compensation and Executive Committees.

Mr. Robinson has extensive knowledge in the areas of pensions and other employee benefits. His background as an actuary and head of his own insurance agency, prior to its sale, provides the Company with many years of experience in the areas of employee benefits and risk management.

Donald S. Tuttle III, age 61, has been a business and finance consultant since May of 2008. He previously was employed by UBS Financial Services, Inc. in Middlebury, Connecticut as Vice President of Investments. Mr. Tuttle has been a Director of the Company since 1988 and serves on the Audit, Compensation and Executive Committees.

Mr. Tuttle is a descendent of Eben Tuttle, an original founder of the Company in 1858. Mr. Tuttle has a long relationship with the Company, its history and products. His previous career as a UBS financial advisor provides the Company with advice, as needed, with respect to the Company’s activities in the marketplace for public companies.

Continuing Directors (Terms to Expire in 2011)

John W. Everets, age 63, has been Chairman of Yorkshire Capital in Boston, Massachusetts since January 2006. He previously was President and CEO of G.E. H.P.S.C. in Boston, Massachusetts from January 2004 through December 2005. Mr. Everets has been a Director of the Company since 1993 and serves on the Audit and Compensation Committees. Mr. Everets has also served on the Boards of M.F. I. Inc and Financial Security Assurance (FSA).

Mr. Everets’ years of experience as Chairman of H.S.B.C., an asset lending company now part of General Electric, has qualified him as our independent financial expert. With that background, he serves as Chairman of the Company’s Audit Committee.

Leonard F. Leganza, age 79, has been President and Chief Executive Officer of the Company since April 1997 and was appointed Chairman in December of 2006. Mr. Leganza also serves on the Board of Directors of the Republican-American newspaper.

Mr. Leganza has served as a Director of the Company for a total of 29 years, from 1980 through 2009. He is a Certified Public Accountant who practiced with the firm Ernst & Ernst (now Ernst & Young) for several years. He also served as a Director and Chief Financial Officer of Scovill, Inc., a NYSE company, for twenty years. In addition to his operations experience, his several years of directorship in both public and private companies and institutions has provided him with extensive knowledge of governance issues. He brings his broad wealth of experiences to the leadership of the Company. Mr. Leganza serves on the Executive Committee.

Name	Common Stock Beneficially Owned as of February 26, 2010	Percentage Of Class
John W. Everets	58,387	1.0%
Charles W. Henry	75,714	1.2%
Leonard F. Leganza	158,874	2.6%
David C. Robinson	101,279	1.7%
Donald S. Tuttle III	95,153	1.6%

Item No. 2

ADOPTION OF EXECUTIVE STOCK INCENTIVE PLAN

The Eastern Company 2010 Executive Stock Incentive Plan (the "2010 Plan") was adopted by the Board of Directors of The Eastern Company (the "Company") on February 9, 2010. If the 2010 Plan is approved by the shareholders at the 2010 Annual Meeting, it will become effective as of July 20, 2010 (immediately following the expiration of the term of The Eastern Company 2000 Executive Stock Incentive Plan (the “2000 Plan”)). A copy of the 2010 Plan is attached to this Proxy Statement as Exhibit A. Approval of the 2010 Plan by the shareholders requires the affirmative vote of a majority of the votes cast on this matter at the Annual Meeting.

(1)	General Plan Provisions

Pursuant to the 2010 Plan, salaried officers and other key employees of the Company or any of its parent or subsidiary corporations, and the non-employee directors of the Company, may be granted stock incentive awards. See Section 4. The number of salaried officers, other key employees and non-employee directors who can receive awards equals approximately fifteen (15). The total number of shares of Company common stock (the "Common Stock") that may be issued under awards granted under the 2010 Plan may not exceed 500,000 shares of Common Stock of the Company. See Section 5. After the anticipated grant under the 2000 Plan in April, 2010 of options for 100,000 shares of Common Stock, a total of 267,500 shares of Common Stock will be authorized but unissued under the 2000 Plan when it expires on July 19, 2010. Following an anticipated grant of stock options in April of 100,000 shares, the adoption of the 2010 Plan will represent a net increase of 232,500 shares of Common Stock available for the grant of stock incentive awards on and after July 20, 2010. The closing price of a share of Common Stock on March 8, 2010 was $13.34.

The 2010 Plan will be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee will consist of not less than two non-employee directors of the Company. See Section 3.

(2)	Stock Awards

The 2010 Plan authorizes the Committee to grant various types of stock awards.

(a)           Stock Options. The 2010 Plan authorizes the grant of both "incentive stock options" and "nonqualified stock options." See Section 2(l) and Section 2(o). However, an incentive stock option may not be granted to a non-employee director. See Section 6.1(b). Incentive stock options must be issued at an exercise price that is not less than the fair market value of the Common Stock on the date of grant. Nonqualified stock options can be issued at any exercise price determined by the Committee. See Section 6.1(a).

The 2010 Plan provides that stock options may be exercised with either cash or shares of Common Stock. See Section 6.1(e). The time or times at which each stock option will become exercisable and the date of expiration of each stock option will be fixed by the Committee, but the term of an option intended to qualify as an incentive stock option may not be longer than ten years from the date of grant. See Section 6.1(c). In addition, all stock options will expire not later than three months after the date of termination of an optionee's employment or service as a non-employee director. However, if an optionee terminates employment or service as a non-employee director due to disability, or if an optionee terminates employment or service as a non-employee director due to retirement at or after age 65, the three month period is extended to twelve months. In addition, if an optionee dies prior to the termination of his or her employment or service as a non-employee director, or within the three month or twelve month periods noted above, the optionee's stock options will not expire until twelve months following the date of the optionee's death. See Section 6.1(d). Stock options are not transferable other than by will or the laws of descent and distribution. See Section 6.1(i).

Under the 2010 Plan, an employee who owns directly or indirectly more than ten percent of the total combined voting power of the Common Stock of the Company cannot receive an incentive stock option unless the exercise price of the option is not less than 110% of the fair market value of the Common Stock on the date of grant and the option cannot be exercised after five years from the date of grant. See Section 6.1(b).

Stock options will not be considered to be incentive stock options to the extent the fair market value of the shares of Common Stock with respect to which such options first become exercisable in any one calendar year exceeds $100,000 (the "$100,000 exercise limitation").

The Committee may also set such other conditions relating to incentive stock options and nonqualified stock options as it shall, in its discretion, deem prudent (including vesting requirements). See Section 6.1(c).

An optionee will not receive taxable income upon the grant or exercise of an incentive stock option (although alternative minimum tax may be applicable). Any gain realized at the time of the sale of shares of stock acquired upon the exercise of an incentive stock option will be treated as long-term capital gain, provided that the stock is not sold within two years of the date of grant or within one year of the date of exercise of the option. No deduction will be available to the Company as a result of the grant or exercise of an incentive stock option.

If an option is not eligible to receive incentive stock option treatment, it will be treated as a nonqualified stock option. An optionee will be deemed to receive ordinary taxable income upon the exercise of a nonqualified stock option in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. Such amount will be a deductible expense in computing the Company's federal income tax. Any subsequent appreciation or depreciation will be treated as capital gain or loss when the stock acquired upon exercise of the option is ultimately sold.

(b)           Restricted Stock. The 2010 Plan authorizes the grant of shares of restricted stock. The Committee determines the restrictions which will apply to the stock and whether the employee or non-employee director must pay an amount to acquire the stock. The required amount may be paid at any time, but not later than sixty (60) days after the date of grant of the shares of restricted stock. See Section 6.2(a) and Section 6.2(b).

If an employee or a non-employee director is required to make a payment for the restricted stock, the Company will not issue any stock certificates and the employee or the non-employee director will not have any rights as a shareholder (such as the right to vote the shares or receive dividends) until that amount is paid. If no payment is required, the Company will issue a stock certificate as of the date of grant of the restricted stock. See Section 6.2(c). Once the stock certificate is issued, the employee or the non-employee director will thereafter have the rights of a shareholder (subject to the applicable restrictions). See Section 6.2(d). While the restricted stock is subject to restrictions, any certificates representing the stock will be held by the Secretary of the Company, along with a stock power endorsed in blank by the employee or the non-employee director. Following the lapse of the restrictions, new certificates will be issued to the employee or the non-employee director free and clear of such restrictions. See Section 6.2(c).

If an employee terminates employment or a non-employee director terminates service as a director, any shares of restricted stock then subject to restrictions will be forfeited. See Section 6.2(e).

Awards of restricted stock are generally not taxable to an employee or a non-employee director until the restricted stock is no longer subject to a substantial risk of forfeiture. However, an employee or a non-employee director may elect, under Section 83(b) of the Internal Revenue Code, to have an amount equal to the difference between the fair market value of the stock on the date of grant and the cost of the stock taxed as ordinary compensation income at the time of grant, with any future appreciation or depreciation taxed as capital gain or loss. In the absence of such an election, upon the lapse of any applicable restrictions, an employee or a non-employee director will recognize ordinary compensation income to the extent that the fair market value of the Common Stock on the date the restrictions lapse exceeds the cost of the stock. Subsequent appreciation or depreciation in the value of the restricted stock is taxable as capital gain or loss to the employee or the non-employee director. To the extent that the employee or the non-employee director recognizes ordinary compensation income, the Company will generally receive a corresponding tax deduction.

(c)           Other Stock Awards. The Committee may also, in its discretion, grant employees or non-employee directors other types of stock-based awards, including stock appreciation rights, performance awards, phantom securities and dividend equivalents. See Section 6.3.

(3)	Other Plan Provisions

The Board of Directors of the Company may amend the 2010 Plan at any time. However, the Board of Directors may not, without prior shareholder approval, make any amendment which operates: (a) to abolish the Committee, change the qualification of its members, or withdraw its authority to interpret and administer the 2010 Plan; (b) to make any material change in the class of eligible employees under the 2010 Plan; (c) to increase the total number of shares for which awards can be granted under the 2010 Plan or to adjust the price at which shares of Common Stock can be acquired under a previously-granted award (except due to a reorganization, consolidation or other change in the capitalization of the Company); (d) to extend the term of the 2010 Plan or the maximum incentive stock option period; or (e) to decrease the minimum incentive stock option price. See Section 11.

The Company can withhold, or can require an employee to remit to the Company, an amount that is necessary to satisfy any withholding requirements relating to an award. See Section 13.

An employee or a non-employee director must notify the Company if he or she makes a Section 83(b) election, and an employee must notify the Company if he or she makes a disqualifying disposition of any shares of Common Stock acquired upon the exercise of an incentive stock option. See Section 14.

The Board of Directors recommends a vote FOR the adoption of The Eastern Company 2010 Executive Stock Incentive Plan.

Item No. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On June 10, 2009, the Audit Committee of the Board of Directors of the Company recommended and approved the dismissal of UHY LLP as the Company’s independent registered public accounting firm, effective June 10, 2009. On June 10, 2009, the Board of Directors of the Company accepted the recommendation of the Audit Committee. The reports of UHY LLP on the Company’s consolidated financial statements as of January 3, 2009 and December 29, 2007 and for each of the two fiscal years in the period ended January 3, 2009 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended January 3, 2009 and December 29, 2007 and through the date of dismissal of UHY LLP, there were no disagreements between the Company and UHY LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of UHY LLP, would have caused UHY LLP to make reference to the subject matter of the disagreements in connection with its report. Moreover, none of the “reportable events” described in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission (“SEC”) occurred during the fiscal years ended January 3, 2009 and December 29, 2007 or through the date of dismissal of UHY LLP. UHY LLP has furnished to the Company a copy of a letter addressed to the SEC which states that UHY LLP does not disagree with the above statements.

Through June 10, 2009, the date of dismissal, UHY LLP had a continuing relationship with UHY Advisors, Inc. (“Advisors”) from which it leased auditing staff who were full time, permanent employees of Advisors and through which UHY LLP’s partners provide non-audit services. UHY LLP has only a few full-time employees. Therefore, few, if any, of the audit services performed were provided by permanent, full-time employees of UHY LLP. UHY LLP manages and supervises the audit services and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination. No non-audit services were provided by Advisors to the Company in 2009 and 2008.

On June 10, 2009, the Audit Committee of the Board of Directors of the Company recommended and approved the appointment of Fiondella, Milone & LaSaracina LLP as the Company’s independent registered public accounting firm, effective June 10, 2009. On June 10, 2009, the Board of Directors of the Company accepted the recommendation of the Audit Committee.

During the fiscal years ended January 3, 2009 and December 29, 2007 and through the date of the appointment of Fiondella, Milone & LaSaracina LLP, neither the Company nor anyone acting on its behalf consulted Fiondella, Milone & LaSaracina LLP regarding: (A) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statement; or (B) any matter that was either the subject of a disagreement with UHY LLP on accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of UHY LLP, would have caused UHY LLP to make reference to the matter in connection with its report regarding the Company’s consolidated financial statements, or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K of the SEC.

The services of Fiondella, Milone & LaSaracina LLP for the fiscal year ended January 2, 2010 included an audit of the consolidated financial statements of the Company; assistance in connection with filing the Form 10-K annual report with the Securities and Exchange Commission; assistance on financial accounting and reporting matters; preparation of state and federal tax returns; audit of employee benefit plans; and meetings with the Audit Committee of the Board of Directors.

All audit services provided by Fiondella, Milone & LaSaracina LLP for 2009, which were similar to the audit service provided by UHY LLP in prior years, were approved by the Audit Committee in advance of the work being performed.

The Audit Committee has recommended, and the Board of Directors has approved, continuing the services of Fiondella, Milone & LaSaracina LLP for the current fiscal year. Accordingly, the Board of Directors will recommend at the meeting that the shareholders approve the appointment of Fiondella, Milone & LaSaracina LLP to audit the consolidated financial statements of the Company for the current year.

The proposal to appoint Fiondella, Milone & LaSaracina LLP as the independent registered public accounting firm will be approved if, at the Annual Meeting at which a quorum is present, the votes cast in favor of the proposal exceed the votes cast opposing the proposal.

Representatives of Fiondella, Milone & LaSaracina LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so, as well as respond to questioning.

Audit Fees: Fiondella, Milone & LaSaracina LLP audit fees were $290,000 in 2009. Audit fees include fees associated with the annual audit and the reviews of the Company’s quarterly reports on Form 10-Q for the quarters ended July 4, 2009 and October 3, 2009.

UHY LLP audit fees were $11,171 in 2009 and $448,458 in 2008. Audit fees include fees associated with the annual audit of the Company’s financial statements, the reviews of the Company’s quarterly reports on Form 10-Q and the audit of the Company’s internal control over financial reporting.

Audit-Related Fees: Fiondella, Milone & LaSaracina LLP fees for audit related services were $43,158 in 2009. Audit related services primarily include audits of the employee benefit plans of the Company.

UHY LLP did not provide any audit related services in 2009 or 2008.

Tax Fees: Fiondella, Milone & LaSaracina LLP tax fees paid in 2009 for preparation of the 2008 federal and state income tax returns were $37,086.

UHY LLP did not provide any tax services in 2009 or 2008.

All Other Fees: Fiondella, Milone & LaSaracina LLP did not provide any non-audit services in 2009 or 2008.

UHY LLP fees to transition to Fiondella, Milone & LaSaracina LLP in 2009 were $5,500.

The Board of Directors recommends a vote FOR the appointment of Fiondella, Milone & LaSaracina LLP as the independent registered public accounting firm.

AUDIT COMMITTEE FINANCIAL EXPERT

The Board of Directors has determined that all audit committee members are financially literate and are independent under the current listing standards of the NYSE Amex. The Board has also determined that John W. Everets qualifies as an “audit committee financial expert” as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Board of Directors adopted a revised written charter for the Audit Committee on February 4, 2004. A copy of the Audit Committee’s charter is also available on the Company’s website at www.easterncompany.com.

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those statements with generally accepted accounting principles. Within this framework, the Audit Committee has reviewed and discussed the audited financial statements included in the Annual Report on Form 10-K with the independent registered public accounting firm and management. In connection therewith, the Audit Committee reviewed with the independent registered public accounting firm their judgments as to the quality, not just the acceptability, of the Company’s accounting principles; the reasonableness of significant judgments; the clarity of disclosures in the financial statements; and other related matters as required to be discussed under generally accepted auditing standards.

In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Public Company Accounting Oversight Board and the Independence Standards Board, and considered the compatibility of nonaudit services with the auditors’ independence.

The Audit Committee also discussed with the Company’s independent registered public accounting firm the overall scope and plan for their audit, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee meets with and without management present and held eight meetings during fiscal year 2009.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 2, 2010 for filing with the Securities and Exchange Commission. The Audit Committee has recommended and the Board of Directors has approved, subject to shareholder ratification, the selection of Fiondella, Milone & LaSaracina LLP as the Company’s independent registered public accounting firm for the current fiscal year.

Audit Committee:

John W. Everets, Chairman
Charles W. Henry
David C. Robinson

Donald S. Tuttle III

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL SHAREHOLDERS

The following table sets forth information, as of February 26, 2010 (unless a different date is specified in the notes to the table), with respect to (a) each person known by the Board of Directors of the Company to be the beneficial owner of more than 5% of the Company’s outstanding Common Shares, (b) each current director of the Company, (c) each of the Named Officers (as hereinafter defined) and (d) all directors and executive officers of the Company as a group:

Shareholder	Amount and nature of beneficial ownership (a)	Percent of class (b)
Brown Advisory Holdings Incorporated (c) 901 South Bond Street, Suite 400 Baltimore, MD 21231	1,766,377	29.1%
Dimensional Fund Advisors LP (d) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	314,293	5.2%
John W. Everets	58,387	1.0%
Charles W. Henry	75,714	1.2%
Leonard F. Leganza	158,874	2.6%
David C. Robinson	101,279	1.7%
John L. Sullivan III (e)	74,172	1.2%
Donald S. Tuttle III	95,153	1.6%
All directors and executive officers as a group (6 persons)(f)	563,579	9.1%

(a)

The Securities and Exchange Commission has defined “beneficial owner” of a security to include any person who has or shares voting power or investment power with respect to any such security or who has the right to acquire beneficial ownership of any such security within 60 days. Unless otherwise indicated, (i) the amounts owned reflect direct beneficial ownership, and (ii) the person indicated has sole voting and investment power.

Amounts shown include the number of Common Shares subject to outstanding options under the Company’s stock option plans that are exercisable within 60 days.

Reported shareholdings include, in certain cases, shares owned by or in trust for a director or nominee, and in which all beneficial interest has been disclaimed by the director or the nominee.

(b)

The percentages shown for the directors and executive officers are calculated on the basis that outstanding shares include Common Shares subject to outstanding options under the Company’s stock option plans that are exercisable by the directors and officers within 60 days.

(c)

Reported shareholdings per a report from NYSE Amex as of December 31, 2009. Brown Advisory Holdings Incorporated is the parent of Brown Advisory Services, LLC, (a registered broker-dealer), Brown Investment Advisory & Trust Company (a bank), and Brown Advisory, LLC (a registered investment advisor). Brown Advisory Holdings Incorporated has informed the issuer that all of the reported shares are owned by clients of the subsidiaries of Brown Advisory Holdings Incorporated, who have voting power over such shares.

(d)

Dimensional Fund Advisors LP (“Dimensional”), a registered investment advisor, is deemed to have beneficial ownership of 314,293 Common Shares per a Schedule 13G filed as of February 10, 2010. Dimensional disclaims beneficial ownership of all such shares.

(e)	Mr. Sullivan is a Named Executive Officer of the Company. See “Executive Compensation – Summary Compensation Table” for information regarding Mr. Sullivan’s age and business experience.

(f)

Directors and Named Executive Officers have sole voting and investment power as to 563,579 shares (9.1% of the outstanding stock). Included are stock options for 101,250 shares deemed exercised solely for purposes of showing beneficial ownership by such group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the NYSE Amex. Directors, officers and greater-than-10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on its review of copies of such reports filed with the SEC since January 2009, or written representations from certain reporting persons that no such reports were required for those persons, the Company believes that all persons subject to the reporting requirements of Section 16(a) have filed the required reports on a timely basis.

THE BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors of the Company is currently composed of five members, four of whom are independent as defined in the listing standards of the NYSE Amex. The fifth director, the principal executive officer, is both Chairman and Chief Executive Officer. For seventeen years prior to becoming principal executive officer in 1997, the Chairman served as an independent director and chairman of the Company’s Executive Committee and Audit Committee.

The current structure of the Board allows it to perform its duties effectively and efficiently considering the relatively small size of the Company. All directors are members of all committees, except that the principal executive officer is not a member of the audit or compensation committees and one director is not a member of the executive committee. Each director is chairman of a committee related to their expertise. Due to the small size of the Board, the Board does not have a lead independent director.

Because of the Company’s diversified manufacturing and marketing activities, risk oversight responsibilities are focused generally on the Board’s overall assessment of broad and general business and economic conditions in the market sectors in which the Company operates. With Board oversight, extensive Sarbanes-Oxley compliance testing of internal controls substantiates the credibility of the Company’s financial reporting and operating controls.

The Board is provided with detailed and timely financial and operating communications, including the nature of significant capital projects as well as other important business matters indicating business trends and economic projections that might affect the Company’s businesses.

The subject of Board “diversity” has not been approached in any formal manner. The Board currently does not have any policy focused on diversity. Should circumstances change and the number of persons on the Board be expanded, diversity would be considered.

Directors were selected to serve based on their individual professional and business background and skills as they might relate especially to activities beyond the “core” businesses of the Company. Those skills include Finance, Legal, Employee Benefits and Governance matters.

The Board of Directors of the Company is committed to sound corporate governance practices. The Board of Directors believes that its corporate governance practices enhance the Company’s ability to achieve its goals and to govern the Company with the highest standards of integrity.

The Company’s Board of Directors has three standing committees: an Executive Committee, an Audit Committee and a Compensation Committee. During 2009, the Board of Directors had six (6) meetings. During 2009, each Director attended 100 percent of those meetings and the meetings of committees on which he served.

Executive Committee. The Executive Committee, acting with the full authority of the Board of Directors, approves minutes, monthly operating reports, capital expenditures, banking matters, and other issues requiring immediate attention. During 2009, the Executive Committee held no meetings.

Audit Committee. The Audit Committee advises the Board of Directors and provides oversight on matters relating to the Company’s financial reporting process, accounting functions and internal controls, and the qualifications, independence, appointment, retention, compensation and performance of the Company’s independent registered public accounting firm. The Audit Committee also provides oversight with respect to the legal compliance and ethics programs established by management and the Board of Directors. The Company’s Code of Business Conduct and Ethics, as adopted by the Board of Directors on February 4, 2004, is available on the Company’s website at www.easterncompany.com. During 2009, the Audit Committee held eight (8) meetings.

Compensation Committee. The Compensation Committee is responsible for establishing basic management compensation, incentive plan goals, and all related matters, as well as determining stock option grants to employees. The Board of Directors adopted the Company’s Compensation Committee Charter on December 13, 2006, and it is available on the Company’s website at www.easterncompany.com. During 2009, the Compensation Committee held three (3) meetings.

The Company does not have a standing nominating committee. Rather, due to the small size of the Company’s Board of Directors, the independent members of the Board of Directors consider director nominees. As defined by the rules and regulations of the NYSE Amex, the independent members of the Board of Directors of the Company include all of the members of the Board of Directors other than the chairman, president and chief executive officer of the Company. These independent directors select and nominate individuals for election to the Board of Directors. A copy of the charter describing the nominations process for directors is available on the Company’s website at www.easterncompany.com.

Each member of the Board of Directors must have the ability to apply good business judgment and must be able to exercise his or her duties of loyalty and care. Candidates for the position of director must exhibit proven leadership capabilities and high integrity, exercise high level responsibilities within their chosen careers, and have an ability to quickly grasp complex principles of business and finance. In general, candidates will be preferred to the extent they hold an established executive level position in business, finance, law, education, research, government or civic activities. When current members of the Board of Directors are considered for nomination for reelection, their prior contributions to the Board of Directors, their performance and their meeting attendance records are taken into account.

The independent members of the Board of Directors will consider director nominees who are identified either by the directors, by the shareholders, or through some other source. The independent members of the Board of Directors may also utilize the services of a third party search firm to assist them in the identification or evaluation of director candidates, as they deem necessary or appropriate.

Shareholders wishing to submit the names of qualified candidates for possible nomination to the Board of Directors may make such a submission by sending to the Board of Directors (in care of the Secretary of the Company) the information described in the Company’s Bylaws. This information generally must be submitted not more than 90 days nor less than 60 days prior to the first anniversary of the preceding year’s annual meeting.

The independent members of the Board of Directors will make a preliminary assessment of each proposed nominee based upon his or her resume and biographical information, the individual’s willingness to serve as a director, and other background information. This information is evaluated against the criteria described above and the specific needs of the Company at the time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the independent members of the Board of Directors will determine which nominee(s) they will recommend for election to the Board of Directors. The independent members of the Board of Directors use the same process for evaluating all nominees, regardless of the original source of the nomination.

DIRECTOR COMPENSATION IN FISCAL 2009

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All Other Compensation ($) (3)	Total ($)
John W. Everets	$24,600					$396	$24,996
Charles W. Henry	24,592					396	24,988
David C. Robinson	24,600					762	25,362
Donald S. Tuttle III	24,600					396	24,996

(1)	This table discloses 2009 director compensation. All non-employee directors who served as a director in 2009 received compensation.

(2)

In 2009, The Eastern Company paid non-employee directors an annual rate of $24,600, which was paid in Common Shares of the Company or cash, in accordance with the Directors Fee Program adopted by the shareholders on March 26, 1997 and amended on January 5, 2004. The amounts listed could include adjustments for fractional shares from previous periods. The directors make an annual election, within a reasonable time before their first quarterly payment, to receive their fees in the form of cash, stock or a combination thereof. The election remains in force for one year. Mr. Henry elected to receive all of his director compensation in stock.

(3)	All non-employee directors are provided a $50,000 life insurance benefit.

POLICIES AND PROCEDURES CONCERNING RELATED PERSONS TRANSACTIONS

Our Code of Business Conduct and Ethics prohibits all conflicts of interest between the Company and any of its directors, officers and employees, except under guidelines approved by the Board of Directors or committees of the Board of Directors. A conflict of interest exists whenever an individual’s private interests interfere or conflict in any way (or even appear to interfere or conflict) with the interests of the Company. Employees are encouraged to report any conflicts of interest, or potential conflicts of interest, to their supervisors or superiors. However, if they do not believe it appropriate or if they are not comfortable approaching their supervisors or superiors about their concerns or complaints, then they may contact either the chairman of the Audit Committee of the Board of Directors or Company counsel. The Code of Business Conduct and Ethics is available for review at our website at www.easterncompany.com.

To identify related party transactions, each year the Company requires our directors and executive officers to complete a questionnaire that identifies any transaction with the Company or any of its subsidiaries in which the director or executive officer or their family members have an interest. If any related party transactions are reported, the Board of Directors reviews them to determine if the potential for a prohibited conflict of interest exists. Prior to its review, the Board of Directors will require full disclosure of all material facts concerning the relationship and financial interest of the relevant individuals in the transaction. Each year, our directors and executive officers also review our Code of Business Conduct and Ethics.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Governance

The Compensation Committee of the Board of Directors is established pursuant to a resolution adopted by the Board of Directors. The Committee recommends to the Board of Directors policies and processes for the regular and orderly review of the performance and compensation of the Company’s senior executive management personnel, including the Chairman, President and Chief Executive Officer. The Committee regularly reviews, administers, and when necessary recommends changes to the Company’s stock incentive and performance-based compensation plans. The Compensation Committee has adopted a charter and it is available on the Company’s website at www.easterncompany.com.

The Committee is comprised of members of the Board of Directors, none of whom may be an active or retired officer or employee of the Company or any of its subsidiaries. Members of the Compensation Committee are appointed annually by the Board of Directors. Messrs. David C. Robinson, Donald S. Tuttle III, John W. Everets, and Charles W. Henry were the members of the Compensation Committee during fiscal 2009. Mr. Robinson is the Chairman of the Committee. The Compensation Committee held three meetings during the year ended January 2, 2010. Neither the Compensation Committee nor management engaged any compensation consultant during fiscal 2009.

This report by the Compensation Committee will focus on:

•	The guiding principles and objectives underlying the Company’s compensation program, including what performance the program is designed to reward; and

•

A description of each of the components of the compensation program, including an explanation of why these elements have been selected as the preferred means to achieve the compensation program’s objectives, and how the amount of each element of compensation is determined.

Principles and Objectives of the Compensation Program

The Company’s compensation programs and policy are designed to attract, motivate, retain and reward highly qualified executives and employees, and to reinforce the relationship between individual performance and business results in a manner that aligns the interests of executives and shareholders. The following principles guide the Company’s compensation practices as applied to all executives.

Compensation levels should be sufficiently competitive to attract and retain highly qualified executives and employees.

The Company endeavors to pay compensation at levels consistent with prevailing levels of compensation for similar positions in the geographic areas in which the Company maintains operations, in order to enable it to attract and retain the talent needed to achieve its business objectives. The Compensation Committee has used various sources to evaluate the competitiveness and overall structure of executive compensation and non-employee director compensation.

Compensation should be related to performance and should reinforce cooperation and a team-based approach to achieving business success.

The Company believes that a significant portion of executive compensation should take the form of annual incentives that generally reflect the results of operations achieved by the Company and its subsidiaries. Under this policy, executives typically receive annual incentives. The Company believes that its policy of paying annual incentives based on individual and overall results of operations supports an integrated business model and a team-based approach.

Compensation should reflect position and responsibility, and compensation for named executive officers should be more heavily weighted toward incentive pay.

Total compensation should generally increase with position and responsibility. Employees in named executive officer positions have greater roles and responsibilities associated with achieving the Company’s performance goals, and therefore should have a greater portion of their compensation tied to the achievement of those goals. Accordingly, a greater percentage of compensation for more senior positions, particularly those with the greatest responsibility for driving achievement of performance targets, is paid in the form of short- and long-term incentive pay.

Incentive compensation should be flexible and responsive to the Company’s business environment, and should strike a balance between short-term and long-term performance.

The Company’s incentive compensation program is balanced between short- and long-term incentive compensation. Short-term incentive compensation — annual cash incentives — are awarded based on business units and other performance criteria. This design achieves our objective of offering superior pay for superior performance. Long-term incentive compensation is an important component of the Company’s total compensation for executives. The Company’s long-term incentive compensation program has granted stock options and restricted stock awards at appropriate times and in appropriate amounts to serve as a long-term performance incentive. The Committee believes that the Company’s stock incentive program provides executives with the opportunity to increase their ownership in the Company, thereby more closely aligning the best interest of the shareholders and the executives.

Components of the Compensation Program

Base salary

Base salaries are set after referencing market data for similar positions from the Watson Wyatt Data Services survey report on Top Management Compensation in the manufacturing sector.

The compensation of the Company’s Chairman, President and Chief Executive Officer, Leonard F. Leganza, is determined pursuant to the terms and conditions of an employment agreement between Mr. Leganza and the Company, entered into effective February 22, 2005 and as subsequently amended. Pursuant to the terms of the employment agreement, Mr. Leganza is entitled to receive base compensation at a rate determined by the Board of Directors. Mr. Leganza received an annual base salary of $550,000 for the fiscal year ended January 2, 2010. Mr. Leganza’s annual base salary will remain at the 2009 level of $550,000 for fiscal year 2010.

The compensation of named executive officer, John L. Sullivan III, Vice President and Chief Financial Officer, is determined annually by the Compensation Committee and approved by the Board of Directors. Mr. Sullivan’s base salary was $250,000 for the fiscal year ended January 2, 2010. For fiscal year 2010, Mr. Sullivan’s rate of base pay will also remain at the 2009 level of $250,000.

Both Mr. Leganza and Mr. Sullivan’s total cash compensation levels are within the median percentile levels as compared to manufacturing companies of similar size in the New England region of the United States as reported in the Watson Data Services survey.

Short-Term Incentives — Annual Cash Incentives

The named executive officers are eligible to receive incentive compensation based on the combined performance of the Company’s nine (9) business units with respect to two specific financial goals for each business unit as related to their annual operating plans. 75% of the incentive compensation is determined by the combined business units’ operating earnings performance, and 25% on working capital efficiency. All incentive payments are subject to approval by the Compensation Committee.

During 2009, if the combined business units achieved the earnings plan, a target award of 23% of base salary would be earned. A threshold payment of 10% of the target award would be made if the combined business units achieved 77% of the plan, and a maximum payment of 100% of the target award would be made if the combined business units achieved at least 157% of the plan.

If the combined business units achieved a working capital to sales ratio of 30% or less, a target award of up to 10% of base salary could be earned. A threshold payment of 10% of the target award would be made if the combined business units’ working capital ratio was 30%, and a maximum payment of 100% of the target award would be made if the combined business units’ working capital to sales ratio was 21%.

Retirement and Other Post-Termination Plans

401(k) Plan

The Company maintains a savings and investment plan (the “SIP Plan”) for eligible employees, including executive officers. An eligible employee who is participating in the SIP Plan may execute a salary reduction agreement requiring the Company to reduce his or her taxable earnings by a percentage of his or her compensation (as elected by the participant) and to contribute that amount to the SIP Plan. The amount of the contribution could not exceed $16,500 for calendar year 2009, plus an additional $5,500 catch-up contribution for those participants age 50 and older. If an employee executes such a salary reduction agreement, the Company will make a matching contribution to the SIP Plan on behalf of the employee. For 2009 the matching contribution equaled 50% of that portion of an employee’s salary reduction contribution which did not exceed 4% of his or her earnings. Earnings in excess of $245,000 for calendar year 2009 cannot be taken into account. An employee is fully vested in his or her salary reduction contributions and the earnings on those contributions. An employee will become vested in any matching contributions, and the earnings thereon, with full vesting after completing five years of service or upon reaching age 65. Employees who are participating in the SIP Plan may direct that their account balances be invested in one or more investment options offered under the plan.

Retirement Benefits

The Company maintains a pension plan for salaried employees. Under the plan, the amount of a member’s annual normal retirement benefit is equal to one percent (1%) of total annual compensation applicable to each year of service and the sum of one half of one percent (0.5%) of average annual compensation plus one half of one percent (0.5%) of average annual compensation in excess of $10,000, multiplied by years of service not in excess of thirty (30). Average annual compensation means the average of the member’s annual compensation for the five (5) consecutive calendar years prior to retirement which result in the highest average. Earnings in excess of $245,000 for calendar year 2009 cannot be taken into account.

An employee reaches his or her normal retirement date and can begin benefits without reduction upon reaching age 65 (or, if later, the earlier of the attainment of age 70 or the completion of five years of participation in the plan). An employee reaches his or her early retirement date when he or she reaches age 55 after completing 20 years of service. An employee who is eligible for early retirement can elect to begin to receive his or her benefits on an actuarially reduced basis. In addition, if an employee’s age and years of service equal at least 90, the employee can elect to begin to receive his or her benefits with a smaller reduction for early commencement than is otherwise applicable for early retirement.

Supplemental Benefit Plans

The Company has adopted an unfunded supplemental employee retirement plan (the “SERP”) for the benefit of Mr. Leganza. Under the terms of the SERP, Mr. Leganza will receive a monthly retirement benefit equal to the excess of: (a) the benefit he would be entitled to receive under the Company’s qualified pension plan, based on the assumption that Mr. Leganza was fully vested under the plan and without regard to the limitations on benefits imposed by the Internal Revenue Code; over (b) the benefit which he is actually entitled to receive under the Company’s qualified pension plan, subject to the plan’s vesting schedule and the limitations on benefits imposed by the Internal Revenue Code. The monthly retirement benefit under the SERP will begin on the first day of the month that is six months after the date of Mr. Leganza’s termination of employment. The benefit will be paid as an annuity over Mr. Leganza’s life, with 60 monthly payments guaranteed. However, if Mr. Leganza is married at the time benefits start, his benefits will be actuarially adjusted and will be paid over his life with the provision that, at the time of his death, 50% of the amount payable to him during his lifetime will be paid to his surviving spouse for the remainder of her lifetime. The SERP also provides for the payment of benefits in the event of Mr. Leganza’s death or disability while employed.

Employment Agreement

The Company entered into an Employment Agreement (the “Agreement”) with Leonard F. Leganza on February 22, 2005. The Eastern Company Compensation Committee executed amendments to the Agreement dated October 24, 2007, December 12, 2007, October 22, 2008 and October 21, 2009. Under the terms of the Agreement, as amended, Mr. Leganza will serve as the Chairman of the Board of Directors, the President and the Chief Executive Officer of the Company.

The term of the Agreement, as amended, will expire on December 31, 2010. However, the Company may renew the term of the Agreement for one or more additional one-year periods by giving thirty days notice prior to the end of the term or any renewal period.

During the term of the Agreement, Mr. Leganza is entitled to receive base compensation at a rate determined by the Board of Directors, and is also eligible to participate in the Company’s incentive plans.

Mr. Leganza is entitled to receive deferred compensation equal to $100,000 per year (unless the Company terminates Mr. Leganza for cause). The deferred compensation is payable in monthly installments which began on December 1, 2008, and will continue for a period of sixty (60) months. If Mr. Leganza dies prior to receiving sixty (60) monthly payments, the monthly payments will be paid to his beneficiary for the remainder of the sixty (60) month period or until the death of the beneficiary (if earlier).

If Mr. Leganza’s employment terminates (for any reason other than for cause), Mr. Leganza and his spouse will continue to be entitled to participate in the Company’s group medical insurance plan.

Pension Benefits Table

The following table provides certain information regarding the present value of accumulated benefits under the Company’s qualified and nonqualified defined benefit pension plans:

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year
Leonard F. Leganza	Salaried Employees Retirement Plan of The Eastern Company	12	$422,989
	Supplemental Retirement Plan for the Chief Executive Officer of The Eastern Company	12	$692,405
	Deferred compensation under Employment Agreement between the Company and Mr. Leganza dated February 22, 2005, as amended		$349,279 (2)	$100,000
John L. Sullivan III	Salaried Employees Retirement Plan of The Eastern Company (3)	33	$676,101

(1)	Present value is determined by reference to the RP09 mortality table and an interest rate of 5.85%.

(2)	This benefit represents the present value of deferred compensation of $100,000 per year payable for five years which commenced on December 1, 2008.

(3)	Under the defined benefit plan, Mr. Sullivan is eligible for early retirement.

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Board of Directors of the Company, have reviewed and discussed the Compensation Discussion and Analysis set forth above with management and, based on such review and discussions, have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this proxy statement and, through incorporation by reference from this proxy statement, in the Company’s annual report on Form 10-K for the fiscal year ended January 2, 2010.

Compensation Committee:

John W. Everets
Charles W. Henry
David C. Robinson, Chairman
Donald S. Tuttle III

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the 2009 fiscal year, no member of the Compensation Committee was, or had previously been, an officer or employee of the Company or its subsidiaries or had any direct or indirect material interest in a transaction with the Company or in a business relationship with the Company that would require disclosure under the applicable rules of the Securities and Exchange Commission. In addition, no interlocking relationship existed between any member of the Compensation Committee or an executive officer of the Company, on the one hand, and any member of the compensation committee (or committee performing equivalent functions, or the full Board of Directors) or an executive officer of any other entity, on the other hand.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information relates to annual and long-term compensation for services to the Company in all capacities for the fiscal year ended January 2, 2010 of those persons who, at January 2, 2010 were (i) the Chairman of the Board, President and Chief Executive Officer; and (ii) the Vice President and Chief Financial Officer (collectively, the “Named Officers”).

Name and Principal Position as of January 2, 2010	Year	Salary (1) ($)	Bonus (2) ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in pension value and non- qualified deferred compensation earnings (3) ($)	All Other Compen- sation (4) ($)	Total ($)
Leonard F. Leganza, 79 Chairman of the Board, President and CEO (5)	2009 2008 2007	$550,000 560,577 550,000	$ - 33,802 149,254				$ 16,531 73,376 386,966	$ 27,350 26,127 25,503	$ 593,881 693,882 1,111,723
John L. Sullivan III, 57 Vice President and CFO (6)	2009 2008 2007	250,000 254,808 250,000	30,000 15,365 67,842				98,913 168,774 47,739	30,490 26,412 24,490	409,403 465,359 390,071

(1)	2009 and 2007 fiscal years consisted of 52 weeks and 2008 fiscal year consisted of 53 weeks.
(2)

Amounts shown were earned in the applicable year and paid in the subsequent year. Mr. Leganza earned a bonus for 2009 in the amount of $29,612 that he chose to forgo. Mr. Sullivan earned a bonus for 2009 in the amount of $13,460 and received a discretionary amount of $16,540.

(3)

The amount shown reflects the aggregate change in the actuarial present value of each named executive officer’s accumulated benefit under all defined benefit plans, including supplemental plans, during each fiscal year. For Mr. Leganza, accruals under the qualified defined benefit plan equaled $52,369 for 2009, $23,532 for 2008 and $25,441 for 2007, and under the SERP equaled $31,113 for 2009, $46,026 for 2008 and $224,054 for 2007. The change in the present value of the deferred compensation for Mr. Leganza equaled ($66,951) for 2009, $3,818 for 2008 and $137,471 for 2007. For Mr. Sullivan, accruals under the qualified defined benefit pension plan equaled $98,913 for 2009, $168,774 for 2008 and $47,739 for 2007.

(4)

All Other Compensation includes Company 401(k) matching contributions, the cost of the use of a company-owned vehicle, company paid term life insurance premiums, life insurance under the Company’s defined benefit plan and the value of group term life insurance in excess of $50,000. Matching contributions for Mr. Leganza equal $4,900 for 2009, $4,600 for 2008 and $4,500 for 2007, and for Mr. Sullivan equal $4,900 for 2009, $4,600 for 2008 and $4,500 for 2007. The cost of the use of a company-owned vehicle for Mr. Leganza equals $8,250 for 2009, 2008 and 2007, and for Mr. Sullivan equals $8,250 for 2009, $5,936 for 2008 and $5,350 for 2007. Term life insurance premiums for Mr. Leganza equal $2,256 for 2009, 2008 and 2007, and for Mr. Sullivan equal $2,136 for 2009, 2008 and 2007. The value of group term life insurance in excess of $50,000 for Mr. Leganza equals $5,809 for 2009, 2008 and 2007, and for Mr. Sullivan equals $1,135 for 2009 and 2008, and $607 for 2007. Life insurance under the Company’s defined benefit plan for Mr. Leganza equals $6,135 for 2009, $5,212 for 2008 and $4,688 for 2007, and for Mr. Sullivan equals $14,069 for 2009, $12,605 for 2008 and $11,897 for 2007.

(5)	Mr. Leganza was appointed the Chairman of the Board on December 13, 2006 and became President and CEO on April 23, 1997.
(6)	Mr. Sullivan was appointed Chief Financial Officer on December 13, 2006. Prior to that, he was the Vice President, Treasurer and Secretary of the Company.

STOCK OPTIONS

On April 26, 1995, the shareholders approved The Eastern Company 1995 Executive Stock Incentive Plan (the “1995 Plan”), which by its terms expired on February 8, 2005. No additional options or shares of restricted stock may be granted under the 1995 Plan. However, options previously granted remain exercisable in accordance with their terms.

On April 25, 2001, the shareholders approved The Eastern Company 2000 Executive Stock Incentive Plan (the “2000 Plan”), which by its terms will expire either on July 19, 2010 or upon any earlier termination date established by the Board of Directors. The 2000 Plan authorizes the granting of incentive stock options and non-qualified stock options to purchase Common Shares and the granting of shares of restricted stock. The Compensation Committee of the Company’s Board of Directors will determine the restrictions which will apply to shares of restricted stock granted under the 2000 Plan. Awards may be granted to salaried officers and other key employees of the Company, whether or not such employees are also serving as directors of the Company. The 2000 Plan also provides for the grant of nonqualified stock options to non-employee directors of the Company. The total amount of Common Shares which may be issued under awards granted under the 2000 Plan shall not exceed in the aggregate 450,000 shares (as adjusted for stock splits).

The purchase price of the shares subject to each incentive stock option granted under the 1995 and 2000 Plans may not be less than the fair market value of the shares on the date of grant. The purchase price of shares subject to non-qualified stock options granted under the 1995 and 2000 Plans, and the price (if any) which must be paid to acquire a share of restricted stock granted under the 1995 and 2000 Plans, will be set by the Compensation Committee of the Company’s Board of Directors. All non-qualified stock options granted to date have required a purchase price equal to 100% of the fair market value of the Common Shares on the date of the grant.

Incentive stock options generally may not be granted under the 2000 Plan to any employee who owns more than ten percent (10%) of the Company’s voting stock at the time of such grant. Incentive stock options must be exercised within ten years. Non-qualified stock options must be exercised within the period set forth in the plan or, if the plan permits, within the period established by the Compensation Committee. Moreover, options may not be exercised more than three months after termination of employment or termination of service as a director, except in the case of death or disability, in which event the option may be exercised within one year after death or disability. Under the 1995 and 2000 Plans, the three month period is also extended to one year for an optionee who terminates employment or terminates service as a director at or after reaching age sixty-five (65).

Option/SAR and Long-term Incentive Plan. There were no grants of stock options, stock appreciation rights or long-term incentive awards to any Named Officers during the year ended January 2, 2010. The following relates to outstanding stock options exercised by Named Officers during the fiscal year ended January 2, 2010.

OPTIONS EXERCISED IN FISCAL 2009

The following table summarizes the option awards exercised during 2009 for each of the Named Executive Officers.

		Option Awards
Name	Date of Exercise	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Leonard F. Leganza	December 15, 2009	19,671	$61,767

John L. Sullivan III	May 20, 2009	18,750	35,813
	July 6, 2009	2,500	14,700
	September 1, 2009	2,500	15,800
	September 25, 2009	2,500	14,950
	November 9, 2009	2,500	15,325
	November 13, 2009	2,500	12,700
	December 11, 2009	2,500	7,825

(1)	Represents the difference between the exercise price and the fair market value of the Company’s Common Stock on the date of exercise.

OUTSTANDING EQUITY AWARDS AT FISCAL 2009 YEAR-END

	Option Awards						Stock Awards
Name	Option Grant Date	Number of securities underlying unexercised options (#) (1) Exercisable	Number of securities underlying unexercised options (#) Un-exercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Leonard F. Leganza	7/19/2000	48,750			9.50	7/19/2010

John L. Sullivan III	7/19/2000	30,000			9.50	7/19/2010
	4/26/2001	22,500			9.60	4/26/2011

(1)	Stock Options granted under the Company’s Executive Incentive Plans

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

The Employment Agreement between the Company and Mr. Leganza dated February 22, 2005, as amended on October 24, 2007, December 12, 2007, October 22, 2008 and October 21, 2009 (the “Agreement”) provides certain change in control benefits.

If a change in control of the Company (as defined in the Agreement) occurs, Mr. Leganza will receive a lump sum severance payment equal to 2.99 times his average adjusted compensation (as defined in the Agreement). However, this amount will be reduced to the extent necessary to avoid the applicability of Section 280G of the Internal Revenue Code. Following a change in control, Mr. Leganza will be entitled to receive the change in control benefit, the deferred compensation, and the medical benefits, whether or not his termination of employment is for cause.

Pursuant to the terms of the Agreement, Mr. Leganza has entered into certain noncompetition, nonsolicitation and nondisclosure covenants with the Company.

The Agreement supersedes the terms of the prior severance agreement between the Company and Mr. Leganza dated February 21, 2001.

Should an unfriendly change in control of the Company take place, John L. Sullivan III is guaranteed to receive a lump sum payment equal to one full year of his annual base salary.

The following table provides certain information regarding the benefits payable under the change in control agreements, based on compensation received for the fiscal year ending January 2, 2010:

		Absent a change in control		Following a change in control
		Termination For Cause	Termination Without Cause	Termination For Cause	Termination Without Cause
Leonard F. Leganza	Medical continuation	$0	$ 10,738	$ 10,738	$ 10,738
	Deferred compensation	0	349,279	349,279	349,279
	Lump sum severance	0	0	1,965,810	1,965,810
	Total	0	360,017	2,325,827	2,325,827
John L. Sullivan III	Lump sum severance (1)	0	0	0	250,000
	Total	0	0	0	250,000

(1)	Mr. Sullivan’s lump sum severance benefit is payable only if an unfriendly change in control occurs.

RISK ASSESSMENT OF COMPENSATION POLICIES AND PRACTICES

Management and the Compensation Committee of the Board of Directors have reviewed the existing incentive compensation programs in which executives who are not Named Executive Officers participate, in order to establish that such programs do not create risks that are reasonably likely to have a material adverse effect on the Company. Incentive compensation programs exist at the Corporate Office and at the Company divisions, and no particular division carries a significant portion of the Company’s overall risk profile. Stock incentive awards are also available under the Company’s 2000 Executive Stock Incentive Plan. These awards are determined based upon guidelines set by the Chief Executive Officer and are reviewed and approved by the Compensation Committee of the Board of Directors. The cash incentive compensation program for Corporate executives is subject to performance parameters and dollar limitations approved by the Compensation Committee of the Board of Directors. Cash incentive programs at the Company divisions are based upon attainment of specific financial performance goals which are developed on a basis consistent with the division’s financial goals. These programs are approved by the Chief Executive Officer. In conclusion, management has determined that the existing incentive programs applicable to Non-Named Executive Officers do no create risks that are reasonably likely to have a material adverse effect on the Company.

SHAREHOLDER RETURN PERFORMANCE INFORMATION

The U.S. Securities and Exchange Commission requires that the Company include in its Annual Report on Form 10-K the line graph presented below. The Company is also including the graph in this proxy statement for the Company’s shareholders’ ease of reference.

The following graph sets forth the Company’s cumulative total shareholder return based upon an initial $100 investment made on December 31, 2004 (i.e., stock appreciation plus dividends during the past five fiscal years) compared to the Wilshire 5000 Index and the S&P Industrial Machinery Index.

The Company manufactures and markets a broad range of locks, latches, fasteners and other security hardware that meets the diverse security and safety needs of industrial and commercial customers. Consequently, while the S&P Industrial Machinery Index being used for comparison is the standard index most closely related to the Company, it does not completely represent the Company’s products or market applications. The Wilshire 5000 is a market index made up of 5,000 publicly-traded companies, including those having both large and small capitalization.

	Dec. 04	Dec. 05	Dec. 06	Dec. 07	Dec. 08	Dec. 09
The Eastern Company	$100	$99	$152	$145	$70	$112
Wilshire 5000	$100	$106	$123	$130	$82	$102
S&P Industrial Machinery	$100	$98	$112	$136	$81	$114

Copyright© 2010 Standard & Poor's, a division of The McGraw-Hill Companies Inc. All rights reserved. (www.researchdatagroup.com/S&P.htm)

ADDITIONAL INFORMATION

Any shareholder who intends to present a proposal at the 2011 Annual Meeting of shareholders and desires that it be included in the Company’s proxy material must submit to the Company a copy of the proposal on or before November 17, 2010. Any shareholder who intends to present a proposal at the 2011 Annual Meeting but does not wish that the proposal be included in the Company’s proxy material must provide notice of the proposal to the Company, in accordance with the terms of the Company’s by-laws, no earlier than January 28, 2011 and no later than February 27, 2011.

It is the Company’s policy to have the members of the Board of Directors attend the Annual Meeting, to the extent feasible. All of the members of the Board of Directors attended the 2009 Annual Meeting.

If any shareholder wishes to send communications to the Board of Directors or to any member of the Board of Directors, he or she may do so by sending such communications to the Board of Directors or to the individual director in care of The Eastern Company, 112 Bridge Street, P.O. Box 460, Naugatuck, Connecticut 06770. All such communications will be delivered to the Board of Directors or to the individual director in strict confidence.

FORM 10-K ANNUAL REPORT

A copy of the Company’s annual report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended January 2, 2010 will be furnished without exhibits to shareholders upon written request. Exhibits to the Form 10-K will be provided if so indicated. Direct all inquiries to Investor Relations, The Eastern Company, 112 Bridge Street, P.O. Box 460, Naugatuck, Connecticut 06770-0460. Form 10-K is also available on the Company’s website at www.easterncompany.com.

OTHER BUSINESS

Under Connecticut law, no business other than the general purpose or purposes stated in the notice of meeting may be transacted at an annual meeting of shareholders. If any matter within the general purposes stated in the notice of meeting but not specifically discussed herein comes before the meeting or any adjournment thereof, the persons named in the enclosed proxy will vote upon such matter in accordance with their best judgment.

This proxy statement and the above notice are sent by order of the Board of Directors.

Theresa P. Dews

Secretary

March 17, 2010

EXHIBIT “A”

THE EASTERN COMPANY

2010 EXECUTIVE STOCK INCENTIVE PLAN

1.	Purpose.

The purpose of The Eastern Company 2010 Executive Stock Incentive Plan (the "Plan") is to promote the interests of The Eastern Company and its shareholders by providing a method whereby executives and other key employees of the Company may become owners of the Company's common stock by the exercise of incentive stock options or nonqualified stock options or the grant of shares of restricted stock, and thereby increase their proprietary interest in the Company's business, encourage them to remain in the employ of the Company and increase their personal interest in its continued success and progress. In addition, another purpose of the Plan is to promote the interests of the Company by providing a method whereby nonemployee directors of the Company may become owners of the Company's common stock by the exercise of nonqualified stock options or the grant of shares of restricted stock, and thereby encourage qualified individuals to become members of the board of directors of the Company.

2.	Definitions.

As used herein, the following terms shall have the following meanings:

(a)           "Award" shall mean the grant of an incentive stock option, a nonqualified stock option, restricted stock, or other stock-based methods of compensation authorized by Section 6 of the Plan.

(b)           "Award Agreement" shall mean an agreement described in Section 7 of the Plan which is entered into between the Company and a Participant and which sets forth the terms, conditions and limitations applicable to an Award granted to the Participant.

(c)	"Board" shall mean the board of directors of The Eastern Company.

(d)	"Code" shall mean the Internal Revenue Code of 1986, as amended.

(e)           "Committee" shall mean the Compensation Committee of the Board or any successor committee with substantially the same responsibilities.

(f)           "Company" shall mean The Eastern Company and each “parent or subsidiary corporation” of The Eastern Company (as those terms are defined in Section 424 of the Code).

(g)	"Company Common Stock" shall mean the common stock, no par value, of The Eastern Company.

(h)           "Disability" shall mean the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as defined in Section 22(e)(3) of the Code.

(i)	"Employee" shall mean an employee of the Company.

(j)            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

(k)           "Fair Market Value" shall mean the reported price at which Company Common Stock was last traded on the day on which such value is to be determined (or, if there are no reported trades on such day, the last previous day on which there was a reported trade).

(l)            "Incentive Stock Option" shall mean a Stock Option which complies with all of the requirements for incentive stock options set forth in Section 422 of the Code and which may be issued pursuant to Section 6.1.

(m)	"Insider" shall mean any person who is subject to Section 16 of the Exchange Act.

(n)           "Non-Employee Director" shall mean a member of the board of directors of The Eastern Company who is not an Employee.

(o)           "Nonqualified Stock Option" shall mean a Stock Option which does not comply with all of the requirements for Incentive Stock Options set forth in Section 422 of the Code and which may be issued pursuant to Section 6.1.

(p)           "Parent and/or Subsidiary Corporations" shall mean the parent and/or subsidiary corporations of The Eastern Company, as those terms are defined for purposes of Section 424 of the Code.

(q)           "Participant" shall mean an Employee or a Non-Employee Director who has been designated by the Committee as eligible to receive an Award pursuant to the terms of the Plan. The only Employees that the Committee may designate as Participants are those Employees who are salaried officers or key employees (whether or not directors) of the Company.

(r)           "Restricted Stock" shall mean shares of Company Common Stock which have certain restrictions attached to the ownership thereof and which may be issued pursuant to Section 6.2 of the Plan.

(s)           "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission, as now in force or as such regulation or successor regulation shall hereafter be amended.

(t)            "Section 16" shall mean Section 16 of the Exchange Act and the rules promulgated thereunder, as they may be amended from time to time.

(u)           "Securities Act" shall mean the Securities Act of 1933, as amended and in effect from time to time, or any successor statute.

(v)           "Stock Option" shall mean a right granted pursuant to Section 6.1 of the Plan to purchase a specified number of shares of Company Common Stock at a specified price during a specified period of time. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.

3.	Administration.

(a)           In order to administer the issuance of Awards to Participants pursuant to the Plan, there shall be a Committee which is appointed by the Board and which consists of not less than two Non-Employee Directors of the Company. Each member of the Committee shall be a non-employee director as such term is defined for purposes of Rule 16b-3.

(b)           Subject to the express provisions of the Plan, the Committee shall periodically determine which Employees and/or Non-Employee Directors shall be Participants in the Plan and the nature, amount, pricing, timing and other terms of the Awards. However, in no event may an Incentive Stock Option be granted to a Non-Employee Director. Each Award shall be evidenced by an Award Agreement which shall be signed by an officer of the Company and by the Participant.

(c)           The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be issued or adopted by the Board, to interpret the provisions of and administer the Plan. Subject to any applicable provisions of the certificate of incorporation or the bylaws of the Company, all such decisions shall be final and binding on all persons including the Company and its shareholders, Employees, Non-Employee Directors and Participants. In the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.

(d)           The Committee may delegate to designated officers or employees of the Company the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary or advisable for the effective administration of the Plan in accordance with its terms and purpose.

(e)           It is the intent of the Company that the Plan and the Awards granted hereunder shall satisfy and be interpreted in a manner that, in the case of Participants who are or may be Insiders, satisfies the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 and will not be subjected to avoidable liability thereunder. If any provision of the Plan or of any such Award would otherwise frustrate or conflict with the intent expressed in this Section 3(e), that provision (to the extent possible) shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, the provision shall be deemed void as applicable to Insiders.

4.	Eligibility.

Awards may be granted only to those Employees and/or Non-Employee Directors who are designated as Participants from time to time by the Committee. However, in no event may an Incentive Stock Option be granted to a Non-Employee Director. Subject to the express conditions of the Plan, the Committee shall determine which Employees and/or Non-Employee Directors shall be Participants, the types of Awards to be made to Participants and the terms, conditions and limitations applicable to the Awards. More than one Award may be granted to the same Participant.

5.	Shares Subject to the Plan.

The total amount of Company Common Stock with respect to which Awards may be granted under this Plan shall not exceed in the aggregate 500,000 shares of Company Common Stock. The shares relating to Awards granted under this Plan shall be authorized but unissued shares of Company Common Stock.

Subject to the limitations of the Code and Rule 16b-3 (if applicable), if any Award granted under this Plan lapses, expires, terminates, ceases to be exercisable or is forfeited, in whole or in part, for any reason, then the shares subject to but not issued under such Award shall be available for the grant of other Awards.

6.	Awards.

Awards may include those described in this Section 6. The Committee may grant Awards singly or in combination with other Awards, as the Committee may in its sole discretion determine. Subject to the other provisions of this Plan, Awards may also be granted in combination with, in replacement of, or as alternatives to, grants or rights under any other stock incentive plan of the Company.

6.1.	Stock Options.

(a)           The exercise price of each Stock Option shall be determined by the Committee. However, in the case of Incentive Stock Options, in no event shall the exercise price be less than one hundred percent (100%) of the Fair Market Value of the shares of Company Common Stock at the time of grant of the Stock Option.

(b)           In no event shall an Incentive Stock Option be granted to a Non-Employee Director. In addition, an Incentive Stock Option shall not be granted under this Plan to an Employee who, at the time of such grant, owns (actually or constructively) more than ten percent (10%) of the total voting power of all classes of stock of the Company, unless the purchase price of the shares subject to such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of the shares of Company Common Stock at the time of the grant of the option and the option is not exercisable after the expiration of five years from the date it is granted.

(c)           No Stock Option intended as an Incentive Stock Option shall be exercisable in whole or in part after ten years from the date it is granted. The Committee, in its discretion, may impose vesting or other restrictions which provide that a Stock Option may not be exercised in whole or in part for any period or periods of time specified by the Committee, or may provide for the amendment of outstanding unvested Stock Options in order to accelerate the vesting of such Stock Options. Except as may be so provided and except as provided in Section 6.1(d), any Stock Option may be exercised in whole at any time, or in part from time to time, during its term.

(d)           Any Stock Option, the term of which has not theretofore expired, may be exercised during the optionee's employment with the Company or during the optionee's service as a Non-Employee Director. In addition, subject to the condition that no Stock Option intended as an Incentive Stock Option may be exercised in whole or in part after ten years from the date it is granted:

(i)            upon the termination of an optionee's employment or service as a Non-Employee Director other than by reason of death, the optionee may, within three months after the date of such termination, exercise such option in whole or in part to the extent it was exercisable (or became exercisable) at the time of his or her termination of employment or service as a Non-Employee Director, and after such three month period the right to exercise the Stock Option shall cease; provided, however, that: (A) if such termination is due to Disability, such three month period shall be extended to twelve (12) months; and (B) if such termination is due to retirement at or after attaining age sixty-five (65), such three month period shall be extended to twelve (12) months; and

(ii)           upon the death of any optionee, either prior to the termination of his or her employment or service as a Non-Employee Director or within the three month or twelve (12) month period referred to in Section 6.1(d)(i) above, such optionee's estate (or the person or persons to whom such optionee's rights under the Stock Option are transferred by will or the laws of descent and distribution) may, within twelve (12) months after the date of such optionee's death, exercise such Stock Option in whole or in part to the extent it was exercisable (or became exercisable) at the time of his or her death, and after such twelve (12) month period the right to exercise the Stock Option shall cease.

(e)           The exercise price of each share subject to a Stock Option shall, at the time of exercise of the Stock Option, be paid in full in cash, or with previously acquired shares of Company Common Stock having an aggregate Fair Market Value at such time equal to the exercise price, or in cash and such shares.

(f)           Upon the exercise of a Stock Option, a certificate or certificates representing the shares of Company Common Stock so purchased shall be delivered to the person entitled thereto.

(g)           An optionee shall have no rights as a shareholder with respect to shares subject to his or her Stock Option until such shares are issued to him or her and are fully paid, and no adjustment will be made for dividends or other rights for which the record date is prior thereto.

(h)           The provisions of Section 9 shall apply to any shares of Company Common Stock issued to a Participant upon the exercise of a Stock Option.

(i)           Each Stock Option granted under this Plan shall by its terms be non-transferable by the optionee other than by will or the laws of descent and distribution and, during the lifetime of the optionee, shall be exercisable only by the optionee.

6.2	Restricted Stock.

(a)           Restricted Stock shall be subject to such terms, conditions and restrictions as the Committee deems appropriate. Such terms, conditions and restrictions may include, but are not limited to, restrictions upon the sale, assignment, transfer or other disposition of the Restricted Stock. The Committee may provide for the lapse of any such terms, conditions and restrictions, or may waive any such terms, conditions or restrictions, based on such factors or criteria as the Committee may determine.

(b)           If a Participant receives a grant of Restricted Stock, and if the Participant desires to accept such grant, then the Participant shall pay to the Company, in cash, an amount determined by the Committee. Such amount may be greater than or equal to zero. Such amount may be paid at any time prior to the sixtieth (60th) day following the date of grant of the shares of Restricted Stock.

(c)           After receipt of any payment required by the Committee in connection with the grant of shares of Restricted Stock, or as of the date of grant of shares of Restricted Stock if no such payment is required, the Company shall issue to the Participant a certificate or certificates representing the shares of Restricted Stock so granted. The certificates shall have affixed thereto a legend, substantially in the following form, in addition to any other legends required by the Plan or applicable law:

"The shares of Company Common Stock represented by this certificate are subject to the restrictions described in an Award Agreement dated , a copy of which will be furnished upon request by the issuer, and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of such Award Agreement."

Each transfer agent of Company Common Stock shall be informed of such restrictions.

In aid of the restrictions described in this Section 6.2 that are applicable to the Restricted Stock, the Participant shall, immediately upon receipt of the certificate or certificates for such shares, deposit such certificate or certificates (together with a stock power or instrument of transfer appropriately endorsed in blank) with the Secretary of the Company to be held in escrow. In the event such restrictions lapse, the certificate or certificates shall be delivered to the Participant free and clear of such restrictions. In the event the shares of Restricted Stock are forfeited, the certificate or certificates shall be delivered to the Company.

Notwithstanding the above, the provisions of Section 9 shall continue to apply to shares of Restricted Stock even if the restrictions described in this Section 6.2 have lapsed.

(d)           Upon issuance of a certificate or certificates representing shares of Restricted Stock in accordance with the provisions of Section 6.2(c), the Participant shall thereupon be deemed to be a shareholder with respect to all of the shares of Company Common Stock represented by such certificate or certificates. The Participant shall thereafter have, with respect to such shares of Restricted Stock, all of the rights of a shareholder of the Company (including the right to vote the shares of Restricted Stock and the right to receive any cash or stock dividends on such Restricted Stock).

(e)           In the event that a Participant's employment with the Company terminates for any reason, or in the event that a Participant ceases to be a Non-Employee Director, then any shares of Restricted Stock still subject to the restrictions described in this Section 6.2 on the date of the termination of his or her employment or service as a Non-Employee Director shall automatically be forfeited.

(f)           Each share of Restricted Stock granted under this Plan shall by its terms be non-transferable by the Participant, other than by will or the laws of descent and distribution, while the restrictions described in this Section 6.2 remain in effect. While shares of Restricted Stock remain subject to such restrictions, all rights with respect to such shares shall be exercisable during a Participant's lifetime only by the Participant.

6.3	Other Awards.

The Committee may from time to time grant shares of Company Common Stock, other stock-based and non-stock-based Awards (including, without limitation, Awards pursuant to which shares of Company Common Stock are or may in the future be acquired), Awards denominated in stock units, securities convertible into shares of Company Common Stock, stock appreciation rights, performance shares, phantom securities and dividend equivalents. The Committee shall determine the terms and conditions of such Awards; provided, however, that such Awards shall not be inconsistent with the terms and purposes of this Plan.

7.	Award Agreements.

Each Award granted under this Plan shall be evidenced by an Award Agreement setting forth the number of shares of Company Common Stock subject to the Award, and such other terms and conditions applicable to the Award as are determined by the Committee. By acceptance of an Award, the Participant thereby agrees to such terms and conditions and to the terms of this Plan pertaining thereto.

8.	Term of Plan.

This Plan shall terminate on February 9, 2020 (ten years after the date of its original adoption by the Board) or upon any earlier termination date established by action of the Board, and no Awards shall be granted thereafter. Such termination shall not affect the validity of any Awards then outstanding.

9.	Securities Law Considerations.

(a)           The provisions of this Section 9 shall apply to all Awards granted pursuant to the Plan, except to the extent that, in the opinion of counsel for the Company, such provisions are not required by the Securities Act or any other applicable law, regulation or rule of any governmental agency.

(b)           At the time of the grant of an Award and at the time of the acquisition of shares of Company Common Stock pursuant to an Award, a Participant shall represent, warrant and covenant that:

(i)            Any shares of Company Common Stock acquired upon exercise of the Award shall be acquired for the Participant's account for investment only and not with a view to, or for sale in connection with, any distribution of the shares in violation of the Securities Act or any rule or regulation under the Securities Act.

(ii)           The Participant has had such opportunity as he or she has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Participant to evaluate the merits and risks of his or her investment in shares of Company Common Stock.

(iii)         The Participant is able to bear the economic risk of holding shares acquired pursuant to the Award for an indefinite period.

(iv)          The Participant understands that: (A) the shares acquired pursuant to the Award will not be registered under the Securities Act and will be "restricted securities" within the meaning of Rule 144 under the Securities Act; (B) such shares cannot be sold, transferred or otherwise disposed of unless an exemption from registration is then available; (C) in any event, an exemption from registration under Rule 144 or otherwise under the Securities Act may not be available for at least six months, and even then will not be available for an “affiliate” of the Company (as defined in Rule 144) unless adequate information concerning the Company is available to the public and the other terms and conditions of Rule 144 are complied with; and (D) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company subject to the Plan and the Company has no obligation to register under the Securities Act any such stock.

(v)           The Participant agrees that, if the Company offers for the first time any shares of Company Common Stock for sale pursuant to a registration statement under the Securities Act, the Participant will not, without the prior written consent of the Company, publicly offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any shares acquired pursuant to an Award for a period of one hundred eighty (180) days after the effective date of such registration statement.

By making payment pursuant to an Award, the Participant shall be deemed to have reaffirmed, as of the date of such payment, all of the representations set forth in this Section 9 which he or she made at the time of grant of the Award.

(c)           All stock certificates representing shares of Company Common Stock issued to a Participant pursuant to an Award shall have affixed thereto a legend, substantially in the following form, in addition to any other legends required by the Plan or applicable law:

"The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and applicable state securities laws, and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement with respect to the shares evidenced by this certificate, filed and made effective under the Securities Act of 1933, as amended, and applicable state securities laws, or an opinion of counsel satisfactory to the issuer to the effect that registration under such Act or such laws is not required."

10.	Adjustment Provisions.

(a)           If through, or as a result of, any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction: (i) the outstanding shares of Company Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to shares of Company Common Stock or other securities, then the aggregate number of shares of Company Common Stock subject to this Plan, the number of shares of Company Common Stock subject to each outstanding Award, and the exercise price per share in each such outstanding Award, shall be proportionately adjusted.

(b)           Any adjustments under this Section 10 will be made by the Board, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued pursuant to an Award on account of any such adjustments.

(c)           No adjustments shall be made under this Section 10 which would, within the meaning of any applicable provision of the Code, constitute a modification, extension or renewal of an Incentive Stock Option or a grant of additional benefits to a Participant who has been granted an Incentive Stock Option.

11.	Amendments and Discontinuance.

The Board may amend, suspend or discontinue the Plan, but may not, without the prior approval of the shareholders of the Company, make any amendment which operates: (a) to abolish the Committee, change the qualification of its members or withdraw its authority to interpret or administer the Plan; (b) to make any material change in the class of eligible Employees under the Plan; (c) to increase the total number of shares for which Awards may be granted under the Plan except as permitted by the provisions of Section 10 hereof; (d) to extend the term of the Plan; (e) to permit adjustments or reductions of the price at which shares may be acquired under an Award previously-granted under the Plan except as permitted by the provisions of Section 10 hereof; (f) to extend the maximum Incentive Stock Option period; or (g) to decrease the minimum Incentive Stock Option price.

12.	Continuance of Employment or Service as a Non-Employee Director.

Neither the Plan nor the grant of any Award hereunder shall interfere with or limit in any way the right of the Company to terminate any Employee's employment or to terminate the service of any Non-Employee Director at any time and for any reason, nor shall the Plan or the grant of any Award hereunder impose any obligation on the Company to continue the employment of any Employee or the service of any Non-Employee Director.

13.	Tax Withholding.

The Participant shall be responsible for the payment of all Federal, state and local taxes relating to the grant, vesting or exercise of any Award granted under the Plan. The Company shall have the power to withhold, or to require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local withholding tax requirements on any Award granted under the Plan. To the extent permissible under applicable tax, securities and other laws, the Company may, in its sole discretion, permit the Participant to satisfy a tax withholding requirement by directing the Company to apply shares of Company Common Stock to which the Participant is entitled as a result of the exercise of a Stock Option or the lapse of restrictions on shares of Restricted Stock.

14.	Required Notifications by Participant.

(a)           If any Participant shall, in connection with an Award, make an election pursuant to Section 83(b) of the Code (whereby the Participant elects to include in gross income in the year of the transfer the amount specified in Section 83(b) of the Code), then such Participant shall notify the Company of such election within ten (10) days of the filing of such election with the Internal Revenue Service.

(b)           If any Participant shall dispose of shares of Company Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (whereby the Participant makes a disqualifying disposition of the shares before expiration of the applicable holding periods), then such Participant shall notify the Company of such disqualifying disposition within ten (10) days of the disposition.

15.	Limits of Liability.

(a)           Any liability of the Company to any Participant with respect to an Award shall be based solely upon the contractual obligations created by the Plan and the Award Agreement.

(b)           Neither the Company, nor any member of the Board or the Committee, nor any other person participating in the determination of any question under the Plan or the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken, in good faith, under the Plan.

16.	Requirements of Law.

The grant of Awards and the issuance of shares of Company Common Stock upon the exercise of an Award shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.

17.	Governing Law.

The Plan, and all Award Agreements hereunder, shall be construed pursuant to and in accordance with the laws of the State of Connecticut. The parties to the Plan and each Award Agreement agree that the state and federal courts of Connecticut shall have jurisdiction over any suit, action or proceeding arising out of, or in any way related to, the Plan or any Award Agreement. The parties waive, to the fullest extent permitted by law, any objection which any of them may have to the venue of any such suit, action or proceeding brought in such courts, and any claim that such suit, action or proceeding brought in such courts has been brought in an inconvenient forum. In the event that any party shall not have appointed an agent for service of process in Connecticut, the party agrees that it may be served with process by registered or certified mail, return receipt requested, to the party at its respective address as reflected on the records of the Company. All notices shall be deemed to have been given as of the date so delivered or mailed.

18.	Effective Date.

The Plan shall be effective as of July 20, 2010 (immediately following the expiration of the term of The Eastern Company 2000 Executive Stock Incentive Plan), and Awards may be granted under the Plan on and after such effective date and prior to the date of expiration of the term of the Plan set forth in Section 8; provided, however, if, within twelve (12) months after the date of adoption of the Plan by the Board, the shareholders of the Company have not approved the Plan, then the provisions of the Plan shall be null and void and any Awards granted under the Plan shall terminate and cease to be of any force or effect.

IN WITNESS WHEREOF, the undersigned has executed this Plan on behalf of the Company as of February 9, 2010 (the date of the Plan’s original adoption by the board of directors of The Eastern Company).

Witness:	THE EASTERN COMPANY

Theresa P, Dews	By:/s/Leonard F. Leganza
Leonard F. Leganza
Chairman, President & CEO

THE EASTERN COMPANY

112 Bridge Street, P.O. Box 460, Naugatuck, CT 06770-0460

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints David C. Robinson and Donald S. Tuttle III or any one or more of them, true and lawful attorneys and agents, with the power of substitution for the undersigned in his name, place and stead, to vote at the Annual Meeting of Shareholders of The Eastern Company on April 28, 2010 and any adjournments thereof, all shares of common stock of said Company which the undersigned would be entitled to vote, if then personally present, as specified on the reverse side of this card on proposals 1, 2 and 3 and in their discretion on all other matters coming before the meeting.

This proxy will be voted as directed by the shareholder but if no choice is specified, it will be voted FOR proposals 1, 2 and 3.

(Continued and to be signed on the reverse side)

1

ANNUAL MEETING OF SHAREHOLDERS OF

THE EASTERN COMPANY

April 28, 2010

PROXY VOTING INSTRUCTIONS

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote by phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of meeting and proxy statement are available at www.easterncompany.com

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.

-----------------------------------------------------------------------------------------------------------------------------------------------

The Board of Directors recommends a vote FOR proposals 1, 2 and 3

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE (X).

-----------------------------------------------------------------------------------------------------------------------------------------------

1. Election of one Director for a 3-year term:

NOMINEE:

☐ FOR NOMINEE	☐ C.W. Henry

☐ AGAINST NOMINEE

-----------------------------------------------------------------------------------------------------------------------------------------------

2. Adopt The Eastern Company 2010 Executive Stock Incentive Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

-----------------------------------------------------------------------------------------------------------------------------------------------

3. Ratify the appointment of the independent registered public accounting firm (Fiondella, Milone & LaSaracina LLP)

FOR	AGAINST	ABSTAIN
☐	☐	☐

Sign, date and return the proxy card promptly using the enclosed envelope.

-----------------------------------------------------------------------------------------------------------------------------------------------

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered names(s) on the account may not be submitted via this method.  ☐

Signature of Shareholder _______________________ Date _____________

Signature of Shareholder _______________________ Date _____________

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

2